UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials

☐ Soliciting Material Pursuant to Rule 14a-11(c) or rule 14a-12

OPGEN, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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9717 Key West Ave, Suite 100

Rockville, MD 20850

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 30, 2022

October [•], 2022

Dear Stockholders of OpGen, Inc.:

You are cordially invited to a Special Meeting of Stockholders (the “Special Meeting”) of OpGen, Inc. (the “Company”) to be held at the Company’s offices located at 9717 Key West Ave, Suite 100, Rockville, MD 20850, on November 30, 2022, beginning at 10:00 am, local time.

The Special Meeting has been called by the Board of Directors to submit to stockholders for approval the following matters:

1.	A vote to approve the adoption of an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split at a ratio not less than five-to-one and not more than twenty-to-one, or the “Reverse Stock Split,” such ratio and the implementation and timing of such Reverse Stock Split to be determined in the discretion of our Board of Directors (the “Reverse Stock Split Proposal”); and
2.	The approval of a proposal to adjourn the special meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Reverse Stock Split Proposal.

A Proxy Statement describing these matters to be acted upon at the Special Meeting is attached. No other matters will be considered at the Special Meeting.

Your vote is important. The close of business on October 3, 2022 has been fixed as the record date for the determination of stockholders of the Company entitled to notice of, and to vote at, the Special Meeting. Only stockholders of record at the close of business on October 3, 2022 are entitled to notice of, and to vote at, the Special Meeting and any adjournment or postponement thereof.

Enclosed is a proxy that will entitle you to vote your shares on the matters presented at the Special Meeting, even if you are unable to attend in person. Please mark the proxy to indicate your vote, date and sign the proxy and return it in the enclosed envelope as soon as possible for receipt prior to the Special Meeting, or follow the instructions in the accompanying proxy materials to vote via the internet. Regardless of the number of shares you own, please be sure you are represented at the Special Meeting either by attending in person or by returning your proxy or voting on the internet as soon as possible.

If you have any questions, please contact our proxy solicitor, Alliance Advisors at 800-574-6217.

On behalf of OpGen, Inc., I thank you for your ongoing interest and investment in our company.

Sincerely,

William E. Rhodes, III

Chairman of the Board of Directors

9717 Key West Ave, Suite 100

Rockville, MD 20850

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 30, 2022

October [•], 2022

Dear Stockholders of OpGen, Inc.:

The Board of Directors (the “Board”) of OpGen, Inc., a Delaware corporation (the “Company”) has called for a Special Meeting of stockholders (the “Special Meeting”), to be held at the Company’s offices located at 9717 Key West Ave, Suite 100, Rockville, MD 20850 on November 30, 2022, beginning at 10:00 am local time, for the following purposes:

1.	Reverse Stock Split. Stockholder approval and adoption of an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split at a ratio not less than five-to-one and not more than twenty-to-one, or the “Reverse Stock Split,” such ratio and the implementation and timing of such Reverse Stock Split to be determined in the discretion of our Board of Directors (the “Reverse Stock Split Proposal”); and
2.	Adjournment Proposal. Stockholder approval of a proposal to adjourn the Special Meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Reverse Stock Split Proposal.

No other matters will be considered at the Special Meeting.

Pursuant to the Company’s Amended and Restated Bylaws, as amended (the “Bylaws”), the Board has fixed the close of business on October 3, 2022 as the record date for determination of the stockholders entitled to vote at the Special Meeting and any adjournments or postponements thereof. Please complete, sign and submit your proxy, which is solicited by the Board of Directors, as soon as possible so that your shares can be voted at the Special Meeting in accordance with your instructions. You can ensure that your shares are voted at the Special Meeting by voting via the internet or by completing, signing and returning the enclosed proxy. If you do attend the Special Meeting, you may then withdraw your proxy and vote your shares in person. In any event, you may revoke your proxy prior to its exercise. Shares represented by proxies that are returned properly signed but unmarked will be voted in favor of proposals made by us.

This Notice of Special Meeting of Stockholders, Proxy Statement and the proxy card are available online at: http://annualgeneralmeetings.com/opgen-specialmeeting.

BY ORDER OF THE BOARD OF DIRECTORS,

Oliver Schacht, Ph.D.

Chief Executive Officer

SPECIAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

Table of Contents

Page

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 30, 2022	1
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING	2
Q: What is the purpose of the Special Meeting?	2
Q: Who is entitled to vote at the Special Meeting?	2
Q: How do I vote?	2
Q: What shares may I vote?	2
Q: What is the difference between holding shares as a stockholder of record and as a beneficial owner?	3
Q: What are the recommendations of the Board?	3
Q: What constitutes a quorum at the Special Meeting?	3
Q: What vote is required to approve each proposal?	3
Q: What is the effect of abstentions and broker non-votes?	3
Q: May I change my vote?	4
Q: Who is paying for this proxy solicitation?	4
Q: Am I entitled to dissenters’ rights?	4
Q: How can I find out the results of the voting at the Special Meeting?	4
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	5
PROPOSALS TO BE ACTED UPON AT THE SPECIAL MEETING	6
PROPOSAL NO. ONE – AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO IMPLEMENT A REVERSE STOCK SPLIT OF THE COMPANY’S OUTSTANDING COMMON STOCK.	6
PROPOSAL NO. TWO – TO APPROVE THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE PROPOSAL NO. ONE (REVERSE STOCK SPLIT)	11
OTHER MATTERS	12
DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS	12
STOCKHOLDER PROPOSALS	12

i

9717 Key West Ave, Suite 100

Rockville, MD 20850

SPECIAL MEETING PROXY STATEMENT

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 30, 2022

The Notice of Special Meeting, Proxy Statement and Proxy are available at: http://annualgeneralmeetings.com/opgen-specialmeeting

We are making these proxy materials available to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of OpGen, Inc. (the “Company”) for a Special Meeting of Stockholders (the “Special Meeting”) and for any adjournment or postponement of the Special Meeting. The mailing of the notice of internet availability of these proxy materials will commence on October [•], 2022.

The Special Meeting will be held at the Company’s offices located at 9717 Key West Ave, Suite 100, Rockville, MD 20850 on November 30, 2022, beginning at 10:00 am, local time. In this Proxy Statement, “we,” “us,” “our,” “OpGen” and the “Company” refer to OpGen, Inc.

This Proxy Statement is being made available to you because you own shares of our common stock, par value $0.01 per share, or Series C Mirroring Preferred Stock, par value $0.01 per share, as of the record date, which entitles you to vote at the Special Meeting. By use of a proxy, you can vote whether or not you attend the Special Meeting. This Proxy Statement describes the matters we would like you to vote on and provides information on those matters.

1

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

Q: What is the purpose of the Special Meeting?

A: The purposes of the Special Meeting are to hold a stockholder vote on the following matters:

1.	Reverse Stock Split. A vote to approve the adoption of an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate”), to effect a reverse stock split at a ratio not less than five-to-one and not more than twenty-to-one, or the “Reverse Stock Split,” such ratio and the implementation and timing of such Reverse Stock Split to be determined in the discretion of our Board of Directors (the “Reverse Stock Split Proposal”); and
2.	Adjournment Proposal. The approval of a proposal to adjourn the annual meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Reverse Stock Split Proposal.

Other than these proposals, no other proposals will be presented for a vote at the Special Meeting.

Q: Who is entitled to vote at the Special Meeting?

A: Holders of record of our common stock and our Series C Mirroring Preferred Stock (the “Preferred Stock”) as of the close of business on October 3, 2022, the record date for the Special Meeting, or the Record Date, will be entitled to notice of and to vote at the Special Meeting and at any adjournments or postponements thereof. Holders of record of shares of common stock and Preferred Stock are entitled to vote on all matters brought before the Special Meeting.

As of the Record Date, there were 53,698,500 shares of common stock and 33,810 shares of Preferred Stock outstanding and entitled to vote. Holders of common stock and Preferred Stock will vote on all matters as a single class. Holders are entitled to one vote for each share of common stock outstanding as of the Record Date, and holders of Preferred Stock are entitled to 100,000 votes for each share of Preferred Stock outstanding as of the Record Date.

You do not need to attend the Special Meeting to vote your shares. Instead, you may vote your shares by marking, signing, dating and returning the enclosed proxy card or voting through the internet.

Q: How do I vote?

A: You may vote in person at the Special Meeting, vote by proxy through the internet or vote by proxy using the enclosed proxy card. To vote through the internet, go to http://annualgeneralmeetings.com/opgen-specialmeeting and complete an electronic proxy card. You will be asked for a Control Number, which has been provided with the Notice of Internet Availability.

Whether you plan to attend the Special Meeting or not, we urge you to vote by proxy to ensure your vote is counted. Voting by proxy will not affect your right to attend the Special Meeting and vote. If you vote via the internet or properly complete your proxy card and submit it to us in time, the “proxy” (one of the individuals named on the proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, the proxy will vote your shares as recommended by the Board and, as to any other matters properly brought before the Special Meeting, in the sole discretion of the proxy.

If you have any questions regarding the voting process, please contact our proxy solicitor, Alliance Advisors, at 800-574-6217.

Q:       What shares may I vote?

A: You may vote all shares of common stock and Preferred Stock of the Company that you owned as of the close of business on the Record Date. These shares include:

1.	those held directly in your name as the stockholder of record; and

2.	those held for you as the beneficial owner through a bank, broker or other financial intermediary at the close of business on the record date.

Each share of common stock is entitled to one vote. Each share of Preferred Stock is entitled vote at this Special Meeting and is entitled to 100,000 votes for each share of Preferred Stock outstanding.

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Q:       What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A: Most stockholders hold their shares through a bank, broker or other financial intermediary rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and shares held beneficially.

Stockholder of Record: If your shares are registered directly in your name with OpGen’s transfer agent, Pacific Stock Transfer Company, or the Transfer Agent, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your proxy directly to OpGen or to vote your shares in person at the Special Meeting.

Beneficial Owner: If you hold shares in a stock brokerage account or through a bank or other financial intermediary, you are considered the beneficial owner of shares held in street name. Your bank, broker or other financial intermediary is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other financial intermediary on how to vote your shares, but because you are not the stockholder of record, you may not vote these shares in person at the Special Meeting unless you obtain a signed proxy from the stockholder of record giving you the right to vote the shares. As a beneficial owner, you are, however, welcome to attend the Special Meeting.

Q: What are the recommendations of the Board?

A.       The Board recommends that you vote:

1.	“FOR” the proposed amendment to the Charter to effect the Reverse Stock Split; and
2.	“FOR” the proposal to adjourn the Special Meeting if the Reverse Stock Split is not approved by the requisite vote.

No other matters may be brought before the Special Meeting.

Q: What constitutes a quorum at the Special Meeting?

A: The presence in person or by proxy of the holders of thirty-four percent (34%) of the votes represented by the outstanding common stock and the Preferred Stock is necessary to constitute a quorum at the Special Meeting. As of the Record Date, there were 53,698,500 shares of our common stock outstanding, entitled to one vote per share, and 33,810 shares of Preferred Stock, entitled to 100,000 votes per share. The presence of the holders of at least 1,167,797,490 of the votes entitled to be cast at the meeting will be required to establish a quorum. Both abstentions and broker non-votes, if any, are counted as present for determining the presence of a quorum.

Q: What vote is required to approve each proposal?

A: Each proposal has its own vote requirement as follows:

Proposal No. One: Approval of Reverse Stock Split Proposal. Pursuant to our Certificate, the Reverse Stock Split Proposal requires the affirmative vote of at least a majority of the voting power of outstanding shares of capital stock of the Company.

Proposal No. Two: Adjournment. The approval of the adjournment requires the affirmative vote of a majority of the votes cast by all stockholders present in person or represented by proxy at the Special Meeting and entitled to vote on the proposal.

The holders of outstanding shares of common stock and Preferred Stock are entitled to vote on these proposals. The holders of common stock have the right to cast one (1) vote per share of common stock on the proposals. The holders of Preferred Stock have the right to cast 100,000 votes per share of Preferred Stock on the proposal, provided, that such votes must be voted in the same proportion as the aggregate shares of common stock are voted on the proposals (excluding any shares of common stock that are not voted). As an example, if the holders of 50.5% of the outstanding common stock are voted at the meeting in favor of Proposal No. One, the Company will count 50.5% of the votes cast by the holder of the Preferred Stock as votes in favor of Proposal No. One.

Q: What is the effect of abstentions and broker non-votes?

A: An “abstention” occurs when a stockholder sends in a proxy with explicit instructions to decline to vote regarding a particular matter or attends the Special Meeting and elects not to vote or fails to cast a ballot. Abstentions are treated as shares present in person or by proxy and entitled to vote, so abstaining has the same effect as a negative vote for purposes of determining whether our stockholders approved the proposals presented.

3

A “broker non-vote” occurs when a broker has not received voting instructions from the beneficial owner and the broker does not have discretionary authority to vote the shares because the proposal is non-routine. We believe the proposals in this proxy statement involve matters considered routine under applicable rules. Accordingly, brokers who do not receive instructions from the beneficial owner will be entitled to vote such owners shares in its discretion on the proposals and therefore no broker non-votes are expected in connection with the proposals.

Q: May I change my vote?

A.       Yes. You may change your proxy instructions or revoke your proxy at any time prior to the vote at the Special Meeting. For shares held directly in your name, you may accomplish this by: (a) delivering a written notice of revocation to the Secretary of the Company or the Secretary’s designated agent bearing a later date than the proxy being revoked, (b) signing and delivering a later dated written proxy relating to the same shares, or (c) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy). For shares held in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee.

Q: Who is paying for this proxy solicitation?

A.        We are paying for this proxy solicitation. Our officers and other regular employees may solicit proxies by mail, in person or by telephone or telecopy. These officers and other regular employees will not receive additional compensation. The Company may retain a third party proxy solicitor for the Special Meeting, whose costs, if retained, we estimate would be approximately $20,000. We will reimburse banks, brokers, nominees, custodians and fiduciaries for their reasonable out-of-pocket expenses incurred in sending the proxy materials to beneficial owners of the shares.

Q:       Am I entitled to dissenters’ rights?

A: No dissenters’ rights are available under the General Corporation Law of the State of Delaware, our Charter, or our bylaws to any stockholder with respect to any of the matters proposed to be voted on at the Special Meeting.

Q:       How can I find out the results of the voting at the Special Meeting?

A: Preliminary voting results will be announced at the Special Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file within three business days after the completion of the Special Meeting.

4

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The number of shares of the Company’s common stock outstanding at the close of business on October 3, 2022 was 53,698,500 shares. The 33,810 shares of Preferred Stock are not convertible into common stock and will automatically be terminated and cease to be outstanding following the approval of the Reverse Stock Split. The following table sets forth the beneficial ownership of the Company’s common stock, as of October 3, 2022, by each Company director and executive officer, and by all directors and executive officers as a group. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. In computing the number of shares beneficially owned by a person or a group and the percentage ownership of that person or group, shares of our common stock subject to options and warrants currently exercisable or exercisable within 60 days after October 3, 2022 are deemed outstanding, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. To the knowledge of the directors and executive officers of the Company, as of October 3, 2022, there are no persons and/or companies who or which beneficially own, directly or indirectly, shares representing more than 5% of the voting rights attached to all outstanding shares of the Company, other than as set forth below. Unless otherwise indicated, the address of each beneficial owner listed below is c/o OpGen, Inc., 9717 Key West Ave, Suite 100, Rockville, MD 20850.

Name and Address of Beneficial Owner	Number of Shares of common stock	Percentage Beneficially Owned

Directors and Named Executive Officers
Johannes Bacher (1)	220,926	*
Mario Crovetto (2)	68,357	*
R. Donald Elsey (3)	66,500	*
Prabhavathi Fernandes, Ph.D. (4)	68,357	*
William E. Rhodes, III (5)	68,357	*
Oliver Schacht, Ph.D. (6)	442,700	*
Albert Weber	0	*
All current Directors and Executive Officers as a group (7 individuals) (7)	935,197	1.74%

*       Constitutes less than 1% of our outstanding common stock.

(1)	Consists of (i) 81,250 shares of common stock and (ii) stock options to purchase 139,676 shares of common stock that are currently vested or that will become vested within 60 days.
(2)	Consists of (i) 15,000 shares of common stock and (ii) stock options to purchase 53,357 shares of common stock that are currently vested or that will become vested within 60 days.
(3)	Consists of (i) 16,500 shares of common stock and (ii) stock options to purchase 50,000 shares of common stock that are currently vested or that will become vested within 60 days.
(4)	Consists of (i) 15,000 shares of common stock and (ii) stock options to purchase 53,357 shares of common stock that are currently vested or that will become vested within 60 days.
(5)	Consists of (i) 15,000 shares of common stock and (ii) stock options to purchase 53,357 shares of common stock that are currently vested or that will become vested within 60 days.
(6)	Consists of (i) 68,750 shares of common stock, (ii) 5,000 shares of common stock owned by Mr. Schacht’s child, and (iii) stock options to purchase 368,950 shares of common stock that are currently vested or that will become vested within 60 days.
(7)	See the beneficial ownership described in footnotes (1) through (6).

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PROPOSALS TO BE ACTED UPON AT THE SPECIAL MEETING

PROPOSAL NO. ONE – AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO IMPLEMENT A REVERSE STOCK SPLIT OF THE COMPANY’S OUTSTANDING COMMON STOCK

We are seeking stockholder approval for an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate”), authorizing a Reverse Stock Split of the issued and outstanding shares of our common stock, at a ratio within a range of five-to-one and not more than twenty-to-one, such ratio and the implementation and timing of such Reverse Stock Split to be determined in the discretion of our Board of Directors. The form of the proposed amendment to the Certificate, or the Amendment, is attached to this proxy statement as Appendix A.

On September 30, 2022, our Board of Directors approved the proposed Reverse Stock Split, and the Amendment in order to effect the Reverse Stock Split, subject to stockholder approval, and directed that the Amendment be submitted to a vote of the Company’s stockholders at the Annual Meeting. If approved by our stockholders, and if implemented by our Board of Directors, the Reverse Stock Split will become effective at the time specified in the Amendment, as filed with the Secretary of State of the State of Delaware. The exact ratio of the Reverse Stock Split, within the five-to-one to twenty-to-one range, would be determined by the Board of Directors and publicly announced by the Company prior to filing the Amendment. In determining the appropriate ratio for the Reverse Stock Split, our Board of Directors will consider, among other things, factors such as:

•	the minimum price per share requirements of The Nasdaq Capital Market;
•	the historical trading price and trading volume of our common stock;
•	the number of shares of our common stock outstanding and anticipated equity financing transactions during 2022;
•	the then-prevailing trading price and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading market for our common stock;
•	business developments affecting us; and
•	prevailing general market and economic conditions.

Background and Reasons for the Reverse Stock Split

Our Board of Directors authorized the Reverse Stock Split of our common stock with the primary intent of increasing the price of our common stock in order to meet the price criteria for continued listing on The Nasdaq Capital Market. Our common stock is publicly traded and listed on The Nasdaq Capital Market under the symbol “OPGN.” Our Board of Directors believes that, in addition to increasing the price of our common stock, the Reverse Stock Split would make our common stock more attractive to a broader range of institutional and other investors. Accordingly, for these and other reasons discussed below, we believe that effecting the Reverse Stock Split is in OpGen’s and our stockholders’ best interests.

On February 28, 2022, we received a notice from the Listing Qualifications Staff of The Nasdaq Stock Market LLC, or Nasdaq, notifying us that, based upon the closing bid price of our common stock, for the 30 consecutive business days prior to the notice, the Company no longer met the requirement to maintain a minimum closing bid price of $1.00 per share, as set forth in Nasdaq Listing Rule 5550(a)(2). The Company was originally granted 180 calendar days, or until August 29, 2022, to regain compliance with the minimum bid price rule. During such time, the Company solicited stockholders for the approval of the Reverse Stock Split at the Company’s 2022 Annual Meeting of Stockholders (the “Annual Meeting”) in an effort to cure the Nasdaq bid price deficiency. The Annual Meeting was held on June 9, 2022, however, the proposal to approve the Reverse Stock Split did not receive the necessary vote in order to be approved. Although the Annual Meeting concluded without a successful vote on the Reverse Stock Split, we continue to need stockholder approval of the Reverse Stock Split to regain compliance with Nasdaq’s minimum bid price rule and for the other reasons described herein.

On August 30, 2022, Nasdaq notified the Company that it had been granted an additional 180-calendar day compliance period, or until February 27, 2023, to regain compliance with the Minimum Bid Price Rule. In connection with the grant of such additional compliance period, the Company provided notice to Nasdaq that it intended to cure the bid price deficiency by effecting a reverse stock split, if necessary, prior to the end of the compliance period. While we have until February 27, 2023 to regain such compliance, it is not certain that we will be able to do so without implementing a reverse stock split.

6

If we are not in compliance with the minimum bid price requirement by February 27, 2023, we can appeal Nasdaq’s determination to a hearings panel in order to present a plan to regain compliance. There can be no assurances however that we will be granted any relief or additional time to regain compliance with the minimum bid price requirement and do not have certainty that any additional grace period would allow the Company to comply with the minimum closing bid price requirement unless a reverse stock split is approved. We believe effectuation of the Reverse Stock Split Proposal will help us avoid delisting from The Nasdaq Capital Market.

Our Board of Directors believes that the delisting of our common stock from The Nasdaq Capital Market would result in decreased liquidity and/or increased volatility in our common stock, and a diminution of institutional investor interest in our Company. Our Board also believes that a delisting could cause a loss of confidence of potential industry partners, lenders and employees, which could further harm our business and our future prospects.

Our Board of Directors continues to believe that an increased stock price could encourage investor interest and improve the marketability of our common stock to a broader range of investors, and thus enhance our liquidity. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stock, the current share price of our common stock may result in an investor paying transaction costs that represent a higher percentage of total share value than would be the case if our share price were higher. Our Board of Directors believes that the higher share price resulting from the Reverse Stock Split could enable institutional investors and brokerage firms with such policies and practices to invest in our common stock.

Although we expect that the Reverse Stock Split will result in an increase in the market price of our common stock, the Reverse Stock Split may not result in a permanent increase in the market price of our common stock, which is dependent on many factors, including general economic, market and industry conditions and other factors detailed from time to time in the reports we file with the Securities and Exchange Commission.

Issuance of Preferred Stock

On October 3, 2022, the Company closed a preferred stock offering, in which the Company issued 5,360,000 shares of common stock, 33,810 shares of Series C Mirroring Preferred Stock and pre-funded warrants to purchase an aggregate of 4,300,000 shares of common stock. Gross proceeds from the offering, before deducting the placement agent’s fees and other estimated offering expenses, was approximately $3.38 million. Each share of common stock had a purchase price of $0.35, each share Preferred Stock had a purchase price of $0.01, and each pre-funded warrant had a purchase price of $0.34 per share of common stock underlying the pre-funded warrants. In connection with the offering, in a concurrent private placement, the Company issued warrants to purchase an aggregate amount of 9,660,000 shares of common stock, which warrants have an exercise price of $0.377 per share.

Each share of Preferred Stock outstanding on the Record Date entitles the holder thereof to 100,000 votes on the Reverse Stock Split. As of the Record Date, there were 33,810 shares of our Preferred Stock issued and outstanding. Such shares of Preferred Stock are not convertible into common stock or other securities of the Company and will automatically be terminated and cease to be outstanding following the approval of the Reverse Stock Split. The holders of the Preferred Stock have agreed to hold their shares of Preferred Stock through the Record Date, to vote all shares of common stock purchased in the offering in favor of the Reverse Stock Split Proposal and to vote all shares of Preferred Stock in the same proportion as the aggregate shares of common stock (excluding any shares of common stock that are not voted) are voted on the Reverse Stock Split Proposal. As an example, if 70% of the aggregate votes cast by common stock voting on the Reverse Stock Split Proposal are voted in favor thereof and 30% of the aggregate votes cast by common stock voting on the Reverse Stock Split Proposal are voted against such Proposal, then 70% of the votes entitled to be cast by the Preferred Stock will be cast in favor of the proposal and 30% of such votes will be cast against the proposal.

Certain Risks Associated with the Reverse Stock Split

Unexpected factors, such as our ability to successfully accomplish our business goals, market conditions and the market perception of our business may adversely affect the market price of our common stock. There can be no assurance that the total market capitalization of our common stock after the implementation of the Reverse Stock Split will be equal to or greater than the total market capitalization before the Reverse Stock Split or that the per share market price of our common stock following the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split.

There can be no assurance that the market price per new share of our common stock after the Reverse Stock Split will remain unchanged or increase in proportion to the reduction in the number of old shares of our common stock outstanding before the Reverse Stock Split. For example, based on the closing price of our common stock on October 5, 2022 of $0.28 per share, if the Board of Directors were to implement the Reverse Stock Split and utilize a ratio of five-to-one, we cannot assure you that the post-split market price of our common stock would remain greater than $1.00. We are aware that in many cases, the market price of a company’s shares declines after a reverse stock split is implemented.

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Accordingly, the total market capitalization of our common stock after the Reverse Stock Split, when and if implemented, may be lower than the total market capitalization before the Reverse Stock Split. Moreover, in the future, the market price of our common stock following the Reverse Stock Split may not exceed or remain higher than the market price prior to the Reverse Stock Split.

Further, the liquidity of our capital stock may be harmed by the proposed Reverse Stock Split given the reduced number of shares that will be outstanding after the Reverse Stock Split, particularly if the stock price does not remain increased as a result of the Reverse Stock Split. In addition, the proposed Reverse Stock Split may increase the number of stockholders who own odd lots (less than 100 shares) of our common stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares and greater difficulty effecting sales. If we effect the Reverse Stock Split, the resulting per-share stock price may not attract institutional investors and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of our common stock may not improve.

While the Board of Directors proposes the Reverse Stock Split to bring the price of our common stock back above $1.00 per share in order to meet the requirements for the continued listing of our common stock on The Nasdaq Capital Market, there is no guarantee that the price of our common stock will not decrease in the future, or that for any other reason our common stock will not remain in compliance with The Nasdaq Capital Market listing standards. There can be no guarantee that the closing bid price of our common stock will remain at or above $1.00 for ten consecutive trading days, which would be required to cure our current listing standard deficiency.

Potential Effects of the Proposed Reverse Stock Split

If this proposal is approved and the Reverse Stock Split is effected, the Reverse Stock Split will be realized simultaneously and in the same ratio for all of our issued and outstanding shares of common stock. The immediate effect of the Reverse Stock Split would be to reduce the number of shares of our common stock outstanding and to increase the per-share trading price of our common stock.

However, we cannot predict the effect of any reverse stock split upon the market price of our common stock over an extended period, and in many cases, the market value of a company’s common stock following a reverse stock split declines, in many cases, because of variables outside of a company’s control (such as market volatility, investor response to the news of a proposed reverse stock split and the general economic environment). We cannot assure you that the trading price of our common stock after the Reverse Stock Split will rise in inverse proportion to the reduction in the number of shares of our common stock outstanding as a result of the Reverse Stock Split. Also, we cannot assure you that the Reverse Stock Split would lead to a sustained increase in the trading price of our common stock. The trading price of our common stock may change due to a variety of other factors, including our operating results and other factors related to our business and general market conditions. You should also keep in mind that the implementation of a reverse stock split does not have an effect on the actual or intrinsic value of our business or a stockholder’s proportional ownership in our Company. However, should the overall value of our common stock decline after the proposed Reverse Stock Split, then the actual or intrinsic value of the shares of our common stock held by you will also proportionately decrease as a result of the overall decline in value.

Examples of Potential Reverse Stock Split at Various Ratios. The table below provides examples of reverse stock splits at various ratios up to twenty-to-one, without giving effect to the treatment of fractional shares. The actual number of shares outstanding after giving effect to the Reverse Stock Split, if effected, will depend on the actual ratio that is determined by our Board of Directors in accordance with the Amendment to the Company’s Charter.

Shares outstanding as of October 3, 2022	Reverse Stock Split Ratio	Shares outstanding after Reverse Stock Split
53,698,500	5 for 1	10,739,700
53,698,500	10 for 1	5,369,850
53,698,500	15 for 1	3,579,900
53,698,500	20 for 1	2,684,925

The resulting decrease in the number of shares of our common stock outstanding could potentially adversely affect the liquidity of our common stock, especially in the case of larger block trades.

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Effects on Ownership by Individual Stockholders. If we implement the Reverse Stock Split, the number of shares of our common stock held by each stockholder would be reduced by multiplying the number of shares held immediately before the Reverse Stock Split by the appropriate ratio and then rounding down to the nearest whole share. We would pay cash to each stockholder in lieu of any fractional interest in a share to which each stockholder would otherwise be entitled as a result of the Reverse Stock Split, as described in further detail below. The cash amount to be paid to each stockholder would equal the stockholder’s fractional interest in one share of our common stock to which the stockholder would otherwise be entitled, multiplied by the closing sale price of our common stock on The Nasdaq Capital Market on the trading day immediately prior to the effective date of the Reverse Stock Split. The Reverse Stock Split would not affect any stockholder’s percentage ownership interest in our Company or proportionate voting power, except to the extent that interests in fractional shares would be paid in cash.

Effect on Restricted Stock Units, Stock Options, Warrants. In addition, we would adjust all outstanding shares of any restricted stock units, stock options and warrants entitling the holders to purchase shares of our common stock as a result of the Reverse Stock Split, as required by the terms of these securities. In particular, we would reduce the conversion ratio for each security, and would increase the exercise price in accordance with the terms of each security based on Reverse Stock Split ratio (i.e., the number of shares issuable under such securities would decrease by the ratio, and the exercise price per share would be multiplied by ratio). Also, we would reduce the number of shares reserved for issuance under our existing equity incentive plans, proportionately based on the ratio of the Reverse Stock Split. The Reverse Stock Split would not otherwise affect any of the rights currently accruing to holders of our common stock, or options or warrants exercisable for our common stock.

Other Effects on Issued and Outstanding Shares. If we implement the Reverse Stock Split, the rights pertaining to the issued and outstanding shares of our common stock would be unchanged after the Reverse Stock Split. Each share of our common stock issued following the Reverse Stock Split would be fully paid and non-assessable.

Reservation of Right to Abandon the Proposed Amendment to our Certificate

Our Board of Directors reserves the right not to file the Amendment to our Certificate without further action by our stockholders at any time before the effectiveness of the filing of the Amendment with the Secretary of State of the State of Delaware, even if the authority to effect the Amendment is approved by our stockholders at the Annual Meeting. By voting in favor of the Amendment, you are expressly also authorizing our Board of Directors to delay, not proceed with, and abandon, the proposed Amendment if it should so decide, in its sole discretion, that such action is in the best interests of the Company and its stockholders.

Procedure for Effecting the Proposed Stock Split and Exchange of Stock Certificates

If stockholders approve this proposal and our Board of Directors does not otherwise abandon the Amendment contemplating the Reverse Stock Split, we will file with the Delaware Secretary of State a Certificate of Amendment to our Certificate, in the form attached to this proxy statement as Appendix A. The Reverse Stock Split will become effective at the time and on the date of filing of, or at such later time as is specified in, the Amendment, which we refer to as the “effective time.” Beginning at the effective time, each certificate representing shares of common stock will be deemed for all corporate purposes to evidence ownership of the number of whole shares into which the shares previously represented by the certificate were combined pursuant to the Reverse Stock Split.

Upon the Reverse Stock Split, we intend to treat stockholders holding our common stock in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. If you hold your shares with a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

Following the Reverse Stock Split, stockholders holding physical certificates must exchange those certificates for new certificates and a cash payment in lieu of any fractional shares.

The Company’s transfer agent will advise registered stockholders of the procedures to be followed to exchange certificates in a letter of transmittal to be sent to stockholders. No new certificates will be issued to a stockholder until the stockholder has surrendered the stockholder’s outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the transfer agent. Any old shares submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for new shares. Stockholders should not destroy any stock certificate(s) and should not submit any certificate(s) until requested to do so.

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No Appraisal Rights

No appraisal rights are available under the General Corporation Law of the State of Delaware or under our Certificate, or our Amended and Restated Bylaws, as amended, with respect to the Reverse Stock Split. There may exist other rights or actions under state law for stockholders who are aggrieved by reverse stock splits generally.

Accounting Consequences

The par value of our common stock would remain unchanged at $0.01 per share after the Reverse Stock Split. Also, our capital account would remain unchanged, and we do not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Split.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the Reverse Stock Split, our Board of Directors does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of the material U.S. federal income tax consequences of the Reverse Stock Split to holders of our shares. This summary is based on the Internal Revenue Code of 1986, as amended, or the Code, the Treasury regulations promulgated thereunder, and administrative rulings and court decisions in effect as of the date of this document, all of which may be subject to change, possibly with retroactive effect. This summary only addresses holders who hold their shares as capital assets within the meaning of the Code and does not address all aspects of U.S. federal income taxation that may be relevant to holders subject to special tax treatment, such as financial institutions, dealers in securities, insurance companies, foreign persons and tax-exempt entities. In addition, this summary does not consider the effects of any applicable state, local, foreign or other tax laws.

We have not sought and will not seek any ruling from the Internal Revenue Service, or the IRS, or an opinion from counsel with respect to the U.S. federal income tax consequences discussed below. There can be no assurance that the tax consequences discussed below would be accepted by the IRS or a court. The tax treatment of the Reverse Stock Split to holders may vary depending upon a holder’s particular facts and circumstances.

We urge holders to consult with their own tax advisors as to any U.S. federal, state, local or foreign tax consequences applicable to them that could result from the Reverse Stock Split.

Except as described below with respect to cash received in lieu of fractional shares, the receipt of common stock in the Reverse Stock Split should not result in any taxable gain or loss to a holder for U.S. federal income tax purposes. The aggregate tax basis of the common stock received by a holder as a result of the Reverse Stock Split (including the basis of any fractional share to which a holder is entitled) will be equal to the aggregate basis of the existing common stock exchanged for such stock. A holder’s holding period for the common stock received in the Reverse Stock Split will include the holding period of the common stock exchanged therefor.

A holder who receives cash in lieu of a fractional share of common stock will be treated as first receiving such fractional share and then receiving cash in redemption of such fractional share. A holder generally will recognize capital gain or loss on such deemed redemption in an amount equal to the difference between the amount of cash received and the adjusted basis of such fractional share.

Required Vote

The affirmative vote of holders of at least a majority of the outstanding shares common stock as of April 14, 2022, the record date for the Annual Meeting, is required for approval of this proposal. Therefore, abstentions and broker non-votes will have the same effect as votes against this proposal.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that you vote “FOR” Proposal No. One to approve the Reverse Stock Split.

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PROPOSAL NO. TWO - TO APPROVE THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE PROPOSAL NO. ONE (REVERSE STOCK SPLIT).

Background of and Rationale for the Proposal

The Board believes that if the number of shares of the Company’s common stock and Preferred Stock outstanding and entitled to vote at the Special Meeting is insufficient to approve Proposal No. One (the Reverse Stock Split Proposal), it is in the best interests of the stockholders to enable the Board to continue to seek to obtain a sufficient number of additional votes to approve the Reverse Stock Split (the “Adjournment Proposal”).

In the Adjournment Proposal, we are asking stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning or postponing the Special Meeting or any adjournment or postponement thereof. If our stockholders approve this proposal, we could adjourn or postpone the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of the Charter Amendment No. 2.

Additionally, approval of the Adjournment Proposal could mean that, in the event we receive proxies indicating that a majority of the number of outstanding shares of our common stock and Preferred Stock, as counted to mirror the common stock votes cast, will vote against the Reverse Stock Split, we could adjourn or postpone the Special Meeting without a vote on the proposal and use the additional time to solicit the holders of those shares to change their vote in favor of the Reverse Stock Split.

Vote Required

The affirmative vote of a majority of the votes cast at the Special Meeting will be required to approve the Adjournment Proposal.

Holders are entitled to one vote for each share of common stock outstanding as of the Record Date, and holders of Preferred Stock are entitled to 100,000 votes for each share of Preferred Stock outstanding as of the Record Date on the Adjournment Proposal. As described in Proposal No. One, the holders of the Preferred Stock have agreed to hold their shares of Preferred Stock through the Record Date, to vote all shares of common stock purchased in the offering in favor of the Adjournment Proposal and to vote all shares of Preferred Stock in the same proportion as the aggregate shares of common stock (excluding any shares of common stock that are not voted) are voted on the Adjournment Proposal. As an example, if 70% of the aggregate votes cast by common stock voting on the Adjournment Proposal are voted in favor thereof and 30% of the aggregate votes cast by common stock voting on the Adjournment Proposal are voted against such Proposal, then 70% of the votes entitled to be cast by the Preferred Stock will be cast in favor of the proposal and 30% of such votes will be cast against the proposal.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that you vote “FOR” Proposal No. Two.

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OTHER MATTERS

Management and the Board of the Company know of no matters to be brought before the Special Meeting other than as set forth herein.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

Only one Notice of Internet Availability of Proxy Materials is being delivered to stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. Upon the written or oral request of a stockholder, we will deliver promptly a separate copy of the Notice of Internet Availability of Proxy Materials to a stockholder at a shared address to which a single copy was delivered. Stockholders desiring to receive a separate copy now or in the future may contact us at our corporate offices located at 9717 Key West Ave, Suite 100, Rockville, MD 20850, or by telephone: (301) 869-9683.

Stockholders who share an address but are receiving multiple copies of the Notice of Internet Availability of Proxy Materials may contact us through our corporate offices at 9717 Key West Ave, Suite 100, Rockville, MD 20850, or by telephone: (301) 869-9683 to request that a single copy be delivered.

STOCKHOLDER PROPOSALS

Proposals from stockholders intended to be presented at the next annual meeting of stockholders should be addressed to OpGen, Inc., Attention:  Corporate Secretary, 9717 Key West Ave, Suite 100, Rockville, MD 20850.  We must receive the proposals by no earlier than 120 days and no later than 90 days prior to the first anniversary of the date on which the proxy statement for the 2022 Annual Meeting of Stockholders was first made available to our stockholders in connection with the 2022 Annual Meeting, or no earlier than December 26, 2022 and no later than January 25, 2023. If we change the date of the next annual meeting by more than 30 days from the anniversary of this year’s Annual Meeting, stockholder proposals must be received a reasonable time before we begin to print and mail the proxy materials for the next annual meeting and not later than 10 days following the announcement or public disclosure of such meeting date in order to be considered for inclusion in the proxy materials.  Upon receipt of any such proposal, we shall determine whether or not to include any such proposal in the proxy statement and proxy for next year’s annual meeting in accordance with applicable law.  It is suggested that stockholders forward such proposals by Certified Mail—Return Receipt Requested. Any nominations for director positions will be accepted in accordance with the procedures described in this Proxy Statement under the heading “Procedures for Nominating a Director Candidate.”

BY ORDER OF THE BOARD OF DIRECTORS

OF OPGEN, INC.

William E. Rhodes, Chairman of the Board of Directors

Appendix A

CERTIFICATE OF AMENDMENT
OF THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED
OF
OPGEN, INC.

OpGen, Inc., a corporation duly organized and validly existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”);

DOES HEREBY CERTIFY AS FOLLOWS:

FIRST: The name of the corporation (the “Corporation”) is: OpGen, Inc.

SECOND: The Amended and Restated Certificate of Incorporation of the Corporation was filed with the office of the Secretary of State of Delaware on May 7, 2015 (the “Restated Certificate”), a Certificate of Correction of the Restated Certificate was filed with the office of the Secretary of State of Delaware on June 6, 2016 (the “Certificate of Correction”), a Certificate of Amendment of the Restated Certificate was filed with the office of the Secretary of State of Delaware on January 17, 2018 (the “2018 Amendment”), a Certificate of Amendment of the Restated Certificate was filed with the office of the Secretary of State of Delaware on August 28, 2019 (the “2019 Amendment”), a Certificate of Amendment of the Restated Charter was filed with the office of the Secretary of State of Delaware on December 8, 2021 (the “First 2021 Amendment”), and a second Certificate of Amendment of the Restated Charter was filed with the office of the Secretary of State of Delaware on December 8, 2021 (the “Second 2021 Amendment,” and together with the Restated Certificate, the Certificate of Correction, the 2018 Amendment and the 2019 Amendment, the “Charter”).

THIRD: The Charter is hereby amended as follows:

(a) Article FOURTH of the Charter, is hereby supplemented by addition of the following paragraphs as new sixth and seventh paragraphs under “A. Common Stock.”:

Upon this Certificate of Amendment becoming effective pursuant to the General Corporation Law of the State of Delaware (the “Effective Time”), the shares of Common Stock issued and outstanding or held in treasury immediately prior to the Effective Time (the “Old Common Stock”) shall be reclassified into a different number of shares of Common Stock (the “New Common Stock”) such that each [•] shares of Old Common Stock shall, at the Effective Time, be automatically reclassified into one share of New Common Stock. From and after the Effective Time, certificates representing the Old Common Stock shall represent the number of whole shares of New Common Stock into which such Old Common Stock shall have been reclassified pursuant to the immediately preceding sentence. No fractional shares of Common Stock shall be issued as a result of such reclassification. In lieu of any fractional shares to which the stockholder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair value of the Common Stock as determined in good faith by the Board of Directors of the Corporation.

From and after the Effective Time, the term “New Common Stock” as used in this Article FOURTH shall mean the Common Stock as provided in this Amended and Restated Certificate of Incorporation, as amended and corrected and as further amended by this Certificate of Amendment. The par value of the New Common Stock shall be $0.01 per share.

FOURTH: The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

FIFTH: This Certificate of Amendment shall be deemed effective upon its filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Amendment on this _____ day of ______________, 2022.

OPGEN, INC.

By: _____________________________

Name:

Title:

OPGEN, INC.

9717 Key West Ave, Suite 100

Rockville, MD 20850

SPECIAL MEETING OF STOCKHOLDERS – NOVEMBER 30, 2022
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

COMMON STOCK

The undersigned stockholder of OpGen, Inc. hereby constitutes and appoints Oliver Schacht, Ph.D. and David Caplon as attorneys and proxies, with full power of substitution, to appear, attend and vote all of the shares of common stock standing in the name of the undersigned at the Special Meeting of Stockholders to be held at the Company’s offices located at 9717 Key West Ave, Suite 100, Rockville, MD 20850 on November 30, 2022, beginning at 10:00 a.m., local time, and at any adjournments or postponements thereof, upon the following:

Proposal One: Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split at a ratio of not less than five-to-one and not more than twenty-to-one, such ratio and the implementation and timing of such reverse stock split to be determined in the discretion of our Board of Directors.

[_] FOR    [_] AGAINST    [_] ABSTAIN

Proposal Two: Approval of an adjournment of the special meeting, if necessary, to solicit additional proxies if there are insufficient votes in favor of Proposal One.

[_] FOR    [_] AGAINST    [_] ABSTAIN

The undersigned hereby revokes any proxies as to said shares heretofore given by the undersigned and ratifies and confirms all that said proxy lawfully may do by virtue hereof.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED HEREON WITH RESPECT TO THE ABOVE PROPOSALS, BUT IF NO SPECIFICATION IS MADE THEY WILL BE VOTED FOR THE PROPOSALS LISTED ABOVE.

Please mark, date and sign exactly as your name appears hereon, including designation as executor, trustee, etc., if applicable, and return the proxy in the enclosed postage-paid envelope as promptly as possible. It is important to return this proxy properly signed in order to exercise your right to vote if you do not attend the meeting and vote in person. A corporation must sign in its name by the president or other authorized officer. All co-owners and each joint owner must sign.

Please check if you intend to be present at the meeting: [_]

Date: ____ ___________________
Signature: ___________________
Signature: ________________
Title:_________________

Voting Instructions

You may vote your proxy in the following ways:

[_]Via Internet:

[_] Login to http://annualgeneralmeetings.com/opgen-specialmeeting

[_] Enter your control number (12 digit number located below)

[_]Via Mail:

Pacific Stock Transfer Company
c/o Proxy Department
6725 Via Austi Pkwy, Suite 300

Las Vegas, Nevada 89119

CONTROL NUMBER

You may vote by Internet 24 hours a day, 7 days a week. Internet voting is available through 11:59 p.m., prevailing time, on November 29, 2022.

OPGEN, INC.

9717 Key West Ave, Suite 100

Rockville, MD 20850

SPECIALMEETING OF STOCKHOLDERS – NOVEMBER 30, 2022
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PREFERRED STOCK

The undersigned stockholder of OpGen, Inc. hereby constitutes and appoints Oliver Schacht, Ph.D. and David Caplon as attorneys and proxies, with full power of substitution, to appear, attend and vote all of the shares of preferred stock standing in the name of the undersigned at the Special Meeting of Stockholders to be held at the Company’s offices located at 9717 Key West Ave, Suite 100, Rockville, MD 20850 on November 30, 2022, beginning at 10:00 a.m., local time, and at any adjournments or postponements thereof, upon the following:

Proposal One: Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split at a ratio of not less than five-to-one and not more than twenty-to-one, such ratio and the implementation and timing of such reverse stock split to be determined in the discretion of our Board of Directors.

VOTES FOR: ___________

VOTES AGAINST: ___________

VOTES ABSTAINING: ___________

Proposal Two: Approval of an adjournment of the special meeting, if necessary, to solicit additional proxies if there are insufficient votes in favor of Proposal One.

VOTES FOR: ___________

VOTES AGAINST: ___________

 VOTES ABSTAINING:___________

The undersigned hereby revokes any proxies as to said shares heretofore given by the undersigned and ratifies and confirms all that said proxy lawfully may do by virtue hereof.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED HEREON WITH RESPECT TO THE ABOVE PROPOSALS, BUT IF NO SPECIFICATION IS MADE THEY WILL BE VOTED FOR THE PROPOSALS LISTED ABOVE.

Please mark, date and sign exactly as your name appears hereon, including designation as executor, trustee, etc., if applicable, and return the proxy in the enclosed postage-paid envelope as promptly as possible. It is important to return this proxy properly signed in order to exercise your right to vote if you do not attend the meeting and vote in person. A corporation must sign in its name by the president or other authorized officer. All co-owners and each joint owner must sign.

Please check if you intend to be present at the meeting: □

Date: ___________________
Signature: ___________________
Signature: ________________
Title:________________

Voting Instructions

You may vote your proxy in the following ways:

[_] Via Internet:

[_] Login to http://annualgeneralmeetings.com/opgen-specialmeeting

[_] Enter your control number (12 digit number located below)

[_]Via Mail:

Pacific Stock Transfer Company
c/o Proxy Department
6725 Via Austi Pkwy, Suite 300

Las Vegas, Nevada 89119

CONTROL NUMBER

You may vote by Internet 24 hours a day, 7 days a week. Internet voting is available through 11:59 p.m., prevailing time, on November 29, 2022.